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                             CALENERGY COMPANY, INC.

                               VOLUNTARY DEFERRED
                                COMPENSATION PLAN




                           EFFECTIVE DECEMBER 1, 1997









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                             CALENERGY COMPANY, INC.
                               VOLUNTARY DEFERRED
                                COMPENSATION PLAN

                           EFFECTIVE DECEMBER 1, 1997

                                   ARTICLE I
                                   Definitions

         1.1 As used in this Plan, the following terms shall have the meanings hereinafter set forth:

         "Administrator" means the Chairman and Chief Executive Officer of the Company or his delegee(s), who shall administer the Plan in accordance with
ARTICLE VIII. Until otherwise designated in writing by the Chairman and Chief Executive Officer, the Company's Vice President of Human Resources and the General Counsel (acting together) shall serve as the Administrator hereunder.

         "Beneficiary" means any person(s) or legal entity(ies) designated by the Participant or otherwise in accordance with Section 10.6.

         "Board" means the Board of Directors of the Company or any duly authorized Committee thereof.

         "Bonus" means the bonus compensation paid by the Employer to an Eligible Employee during any Plan Year.

         "Change in Control" means (i) approval by the Company's stockholders of
(A) the dissolution of the Company, (B) a merger or consolidation of the Company where the Company is not the surviving corporation, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, (C) a reverse merger in which the Company survives as an entity but in which securities possessing more than 50 percent of the total combined voting power of the Company's securities are transferred to a person or persons different from those who hold such securities immediately prior to the merger or
(D) the sale or other disposition of all or substantially all of the Company's assets; (ii) the direct or indirect acquisition by any Person or related group of Persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a Person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50 percent of the total combined voting power of the Company's outstanding voting securities; or (iii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in Clause (A) who were still in office at the time such election or nomination was approved by the Board.

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         "Company" means CalEnergy Company, Inc., a Delaware corporation, and its successors and assigns.

         "Deferred Compensation Account" means an account established and maintained under the Plan to reflect deferrals made by a Participant hereunder and interest accrued thereon pursuant to the Plan.

         "Effective Date" means December 1, 1997.

         "Employer" means the Company and any subsidiary or affiliate thereof which shall be designated by the Administrator as a participating employer under the Plan.

         "Financial Hardship" means financial hardship to the Participant resulting from a sudden and unexpected illness, accident, liability, expense or obligation of the Participant or a dependent, a loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a Financial Hardship will depend upon the facts of each case and will be determined by the Administrator in its sole reasonable discretion, but distributions may not be made to the extent that such Financial Hardship is or may be eliminated (i) through reimbursement or compensation by insurance or otherwise or (ii) by reasonable measures undertaken by a Participant to dispose on reasonable commercial terms of certain of the Participant's assets, to the extent the liquidation of such assets would not itself cause Financial Hardship.

         "Installments" means substantially equal installments payable quarterly over a period of five years, in accordance with Section 6.1.

         "Interest" on a Deferred Compensation Account shall have the meaning set forth in Section 4.2.

         "Eligible Employee" means a highly-compensated employee of the Employer who is (i) a member of a select group of senior management or highly compensated employees of the Employer and (ii) designated by the Administrator as an Eligible Employee. Such designations shall be determined annually by the Administrator in its sole discretion.

         "Participant" for any Plan Year means a Eligible Employee who elects to participate in the Plan in accordance with ARTICLE II.

         "Person" means any natural person, general partnership, limited partnership, corporation, joint venture, trust, business trust or other entity.

         "Plan" means the CalEnergy Company, Inc. Voluntary Deferred Compensation Plan, as embodied herein and as amended from time to time.

         "Plan Year" means the calendar year, except that the first Plan Year shall be the period beginning on December 1, 1997 and ending on December 31, 1997.

                                      -2-
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         "Salary" means the base salary paid to an Eligible Employee for any
Plan Year by the Employer.

         "Separation from Service" means termination of a Participant's employment with the Employer for any reason, unless such termination is in connection with the transfer of the Participant to another entity which also constitutes an Employer, as defined herein.

         Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

                                   ARTICLE II
                                  Participation

         2.1 (a) Prior to the December 15 preceding a Plan Year, or such other date(s) as determined by the Administrator, each Eligible Employee selected by the Administrator for participation in the Plan in such Plan Year may irrevocably elect to participate in the Plan for the Plan Year by written notice to the Administrator, which notice must specify, subject to the provisions of
Section 2.2, the amount of Salary and/or Bonus to be deferred; provided, however, that the Administrator may establish procedures and forms from time to time which are applicable to all Eligible Employees under which Eligible Employees may elect to participate in the Plan on a prospective basis as of some other date(s) specified in such procedures; further provided, however, that a Participant's election to participate in the Plan as to Salary for any Plan Year shall remain in effect for subsequent Plan Years unless revoked or changed by the Participant, prior to the December 15 preceding the Plan Year with respect to which such revocation or change is effective or unless the Participant is not selected by the Administrator for participation in the Plan in such Plan Year. Prior Plan Year elections and participations hereunder shall not be affected by the fact that a Participant is not selected by the Administrator for participation in the Plan in any subsequent year. With respect to the deferral of Salary, the irrevocable election notice for the applicable Plan Year shall specify one of the following deferral methods, elected by the Eligible Employee:
(i) ratably over the Plan Year, (ii) ratably over the first six months of the Plan Year or (iii) ratably over the last six months of the Plan Year.

             (b) Notwithstanding paragraph (a) of this Section 2.1, (i) in the first Plan Year, an Eligible Employee may elect to begin deferrals effective for Salary or Bonus compensation received on or after December 1, 1997, provided that the Eligible Employee, within 30 days following the Effective Date, irrevocably elects to participate for the first Plan Year by written notice to the Administrator otherwise consistent with Section 2.1(a) and (ii) an Eligible Employee who is first employed by an Employer during any Plan Year and who is designated as eligible to participate in the Plan by the Administrator will have 30 days following his date of employment to elect to participate in the Plan for such Plan Year by written notice to the Administrator otherwise consistent with
Section 2.1(a); provided, however, that in either case such election shall apply only to Salary and Bonus earned following the date on which the Administrator receives such written notice.

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             (c) Notwithstanding the above, upon application of any Participant and approval thereof by the Administrator, the Participant may at any time during a Plan Year, revoke, by reason of Financial Hardship, his election to participate in the Plan for such Plan Year. Upon such revocation, any amount credited to his Deferred Compensation Account for such year shall be paid to him without interest as soon as practicable thereafter.

         2.2 The elections pursuant to Section 2.1 may defer any whole number percentage and/or specific dollar amount (up to 100%) of the Eligible Employee's Salary and Bonus for such Plan Year, unless the Administrator determines and establishes some other percentage and/or specific dollar amount applicable to all elections under the Plan.

         2.3 A Participant ceases to be a Participant on the date of his Separation from Service.

                                  ARTICLE III
                      Deferred Compensation Account Credits

         3.1 The Administrator shall cause to be credited to each Participant's Deferred Compensation Account for a Plan year the amounts which he elected to defer in accordance with ARTICLE II as of the effective date of deferral.

         3.2 Notwithstanding any provisions herein to the contrary, the Administrator in his sole discretion may suspend any and all new deferrals under the Plan for such period of time as he determines.

                                   ARTICLE IV
                         Deferred Compensation Accounts

         4.1 The Administrator shall establish and maintain a Deferred Compensation Account for each Participant.

         4.2 Interest shall accrue on amounts credited (pursuant to Article III) to each Deferred Compensation Account on a daily basis beginning on the effective date of the deferral and ending on the date which such amounts are distributed to the Participant, at an annual rate equal to 9.63%, or such other reasonable rate of interest as may be established by the Administrator or his delegees on an annual basis. A statement shall be sent to each Participant as of the last day of each calendar quarter and on any distribution date reflecting such credited amounts in the Participant's Deferred Compensation Account (including all interest accrued thereon).

                                   ARTICLE V
                                     Vesting

         5.1 A Participant shall at all times be fully vested in his Deferred Compensation Account. Notwithstanding anything in this Plan to the contrary, any payment due to a Participant under the Plan shall be an unconditional unsecured obligation of the Company and shall not be subject to any offset or recoupment by the Company for any amount owed by the Participant to the Company or any claims of the Company against such Participant.

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                                   ARTICLE VI
                  Payment of Deferred Compensation; Withdrawals

         6.1 At the time a Eligible Employee elects to become a Participant, he shall also elect in writing to the Administrator, on a form provided by the Administrator, to have his Deferred Compensation Account paid in a lump sum or in Installments.

         6.2 A Participant's Deferred Compensation Account shall be paid on (or, in the case of Installments, commence to be paid on) the date of his Separation from Service.

         6.3 If a Participant fails to make a timely payment election in accordance with procedures established by the Administrator and on the form provided by the Administrator, a Participant shall have the amount credited to his Deferred Compensation Account paid to him in a single lump sum on the date of his Separation from Service.

         6.4 Sections 6.1 to 6.3 notwithstanding, in the event of a Change in Control, each Participant's Deferred Compensation Account shall be paid in full in a single lump sum as of the date of such Change in Control.

         6.5 Plan payments shall be considered cash compensation to the Participant when paid, subject to all applicable federal, state and local income taxes and withholding.

         6.6 Amounts paid under the Plan shall not be eligible for further deferral under the Plan.

         6.7 If a Participant dies, his Beneficiary shall be entitled to receive, as soon as administratively practicable after the date of his death, the payment of his Deferred Compensation Account, with such payment being made in the form elected by the Participant in accordance with the provisions of
Section 6.1, or as provided in Section 6.4, if applicable, less any applicable federal, state and local income taxes and withholding, if any.

         6.8 Notwithstanding anything herein to the contrary, a Participant may request and receive a hardship distribution, provided the participant is able to demonstrate, to the satisfaction of the Administrator, that he has suffered a Financial Hardship. A hardship distribution request must be made on the form provided by the Administrator and is subject to the rules established by the Administrator governing hardship distributions. The amount distributed cannot exceed the lesser of (a) the Participant's Deferred Compensation Account, or (b) the amount necessary to satisfy the Participant's Financial Hardship. No distribution may be made prior to the time the Administrator approves the distribution.

         6.9 Any payment made to a Participant or his Beneficiary or estate pursuant to the terms of the Plan shall constitute a complete discharge of the obligations of the Company and the Administrator with respect to such payment.

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                                  ARTICLE VII
                                     Funding

         7.1 The Company shall not fund the amounts in any Deferred Compensation Account. The amounts in any Deferred Compensation Account shall be secured only by the Company's promise to pay such amounts from the general assets of the Company. The Company has not and is under no obligation or duty to set aside, earmark, escrow or pledge any assets of the Company for the satisfaction and payment of the Deferred Compensation Account and the Participant does not have a security interest in any assets of the Company. Notwithstanding anything in this Plan to the contrary, any payment due to a Participant under the Plan shall be an unconditional unsecured obligation of the Company and shall not be subject to any offset or recoupment by the Company for any amount owed by the Participant to the Company or any claims of the Company against such Participant.

                                  ARTICLE VIII
                                 Administration

         8.1 The complete authority to control and manage the operation and administration of the Plan and the responsibility for carrying out its provisions belongs to the Administrator. The Administrator may, in his discretion, delegate to any person or persons any and all of his authority and responsibility under the Plan.

         8.2 The determination of the Administrator as to any disputed questions shall, absent manifest error, be conclusive and binding on all parties, including the Participant, his Beneficiary, the Company and the Employer.

         8.3 The Administrator may employ counsel and other agents and may procure such clerical, accounting, and other services as he may require in carrying out the provisions of the Plan.

         8.4 The Administrator shall receive no compensation for his services as such. All expenses of administering the Plan, including but not limited to, fees of accountants and counsel, shall be paid by the Company.

         8.5 The Company shall indemnify and save harmless the Administrator against all expenses and liabilities arising out of the administration of the Plan, to the fullest extent permitted by law, excepting only expenses and liabilities arising solely from his own gross negligence or willful misconduct, as determined in writing by the Board, after providing the Administrator notice and opportunity to be heard.

                                   ARTICLE IX
                            Amendment and Termination

         9.1 The Company, by action of the Administrator, may at any time or from time to time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan; provided, however, that no action taken shall adversely affect the rights of any Participant hereunder to amounts vested hereunder and which would otherwise be due and payable to such

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Participant, calculated at the time such action is taken, unless the Participant expressly consents in writing thereto.

                                   ARTICLE X
                               General Provisions

         10.1 No Participant, Eligible Employee or other employee of the Company or any Employer shall have any right to any payment or benefit hereunder except to the extent expressly provided in the Plan.

         10.2 The employment rights of any Participant shall not be enlarged, guaranteed or adversely affected by reason of any of the provisions of the Plan.

         10.3 Assignment, pledge or other encumbrance of any payments or benefits under the Plan shall not be permitted or recognized and to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

         10.4 If the Administrator determines that any person to whom a payment is due hereunder is a minor or incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments then due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of the Company or the Administrator to see to the application of such payment, unless claim prior to such payment is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Company and the Administrator with respect thereto.

         10.5 The validity of the Plan or any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the State of Nebraska.

         10.6 Each Participant may designate, in writing and on a form provided by the Administrator, any person(s) or legal entity(ies), including his estate, as his Beneficiary under the Plan; provided, however, that a Participant may designate a trust as his Beneficiary only with the prior written approval of the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary at any time prior to his death by filing with the Administrator the appropriate beneficiary designation form. If no person or legal entity shall be designated by a Participant as his Beneficiary or if no designated Beneficiary survives him, his Beneficiary shall be his estate. To be effective, any designation or revocation of Beneficiary must be on the appropriate form provided by the Administrator and on file with the Administrator prior to the date of the Participant's death. The provisions of the Plan shall be binding on the Participant, the Company, and their respective heirs, executors, administrators, successors and assigns.

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         10.7 Exhibits A, B and C hereto are, respectively, the current forms established for (i) Defferal Election, (ii) Distribution Election and (iii) Change of Beneficiary.


Adopted and Effective as of                  Adopted and Effective as of
December 1, 1997 on behalf of                December 1, 1997 on behalf of the
CalEnergy Company, Inc.                      Plan Administrator

By: /s/ Steven A. McArthur                   By: /s/ Edward F. Bazemore
    --------------------------                   ---------------------------
    Steven A. McArthur                           Edward F. Bazemore
    Senior Vice President                        Plan Administrator

                                             By: /s/ Steven A. McArthur
                                                 ---------------------------
                                                 Steven A. McArthur
                                                 Plan Administrator

                             FIRST AMENDMENT TO THE
                             CALENERGY COMPANY, INC.
                               VOLUNTARY DEFERRED
                                COMPENSATION PLAN


         WHEREAS, Article IX of the CalEnergy Company, Inc. Voluntary Deferred Compensation Plan (the "Plan") authorizes the Plan Administrator to amend the Plan; and

         WHEREAS, the Administrator has determined to amend the Plan to (i) expand the investment alternatives to include the common stock of MidAmerican Energy Holdings Company (the "Company"), no par value per share (the "Stock"),
(ii) provide that deferred amounts held under the Stock investment option shall be paid out in shares of Stock, (iii) allow for redeferrals, (iv) provide for possible shorter deferral periods, and (v) provide for registration rights with respect to the Stock investment option.

         NOW, THEREFORE, the Plan is hereby amended as follows:

1.       The following definitions are added:

         ""MidAmerican" means MidAmerican Energy Holdings Company."

         ""Stock" means the common stock of MidAmerican, no par value per share."

2. The first sentence of Section 2.1(a) shall be amended by adding the following phrase immediately following the word "deferred" and immediately prior to the first semicolon:

         ",the manner in which such deferred amount shall be deemed invested, the length of the deferral period and the form of payment (lump sum or installment) for such deferred amount"

3.       Section 4.2 shall be replaced with the following paragraph:

         "4.2 Deferred Compensation Accounts may be deemed invested in:
         (a) shares of Stock, (b) an interest bearing account or (c) any combination of (a) or (b) herein. Participants must select an investment alternative at the time they file their written deferral elections with the Administrator. Deferred amounts deemed invested in 4.2(a) above shall appreciate or depreciate in value until paid out in the same manner and at the same rate as that number of whole shares of Stock which could be purchased with the amount held pursuant to 4.2(a) above at the closing price for the Stock reported in The Wall Street Journal for the trading day immediately prior to the date of the deemed investment. Deferred amounts deemed invested in 4.2(a) above that equal less than a whole share of Stock shall be automatically invested in 4.2(b). Interest shall accrue on deferred amounts deemed invested in
         (b) on a daily basis beginning on the effective date of deferral and ending on the date on which such amounts are distributed to the Participant, at an annual rate equal to 9.52%, or such other reasonable rate of interest as may be established by the Administrator or his delegees on an annual basis. A statement shall be sent to each Participant as of the last day of each calendar quarter and on any distribution date reflecting such credited amounts in the Participant's Deferred Compensation Account (including all deemed investment income or loss accrued thereon)."

4.       Section 6.2 shall be deleted and replaced with the following:

         "6.2 A Participant's Deferred Compensation Account shall be paid on (or, in the case of installments, commence to be paid on ) the date elected in the written deferral election filed with the Administrator."

5.       Section 6.5 shall be amended by deleting the word "cash".

6.       Section 6.6 shall be deleted and replaced with the following:

         "6.6 Notwithstanding anything herein to the contrary, upon application by a Participant, the Administrator may in its sole discretion allow for a redeferral election upon such terms and conditions that it deems appropriate to ensure that the amounts subject to redeferral are not taxable to the Participant until the time of actual distribution."

7.       A new Section 6.10 shall be added as follows:

         "6.10 Deferred amounts held pursuant to the Stock investment option set forth in 4.2 above shall, at the time of distribution, be distributed in shares of Stock and deferred amounts held pursuant to the interest bearing account option set forth in Section 4.2(b) above shall, at the time of distribution, be distributed in cash."

8. Section 10.1 shall be amended by adding a new sentence immediately following the first sentence thereof to read as follows:

         "The termination of employment of any Participant for any reason shall not adversely affect such Participant's right to receive payments or other distributions pursuant to the terms of the Plan."

9.       A new Article XI is added as follows:

                                   "ARTICLE XI
                               REGISTRATION RIGHTS

                  Promptly following the receipt by the Administrator of an election by any Participant to have deferred amounts held pursuant to the Stock investment option set forth in 4.2(a) above, the Company will use its best efforts to cause the offer and sale of the relevant deferred compensation obligations and shares of Stock to be registered with the Securities and Exchange Commission on Form S-8 pursuant to the Securities Act of 1933 as promptly as reasonably practicable."

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         IN WITNESS WHEREOF, the Administrator has caused this Amendment to be executed and effective as of August 17, 1999.


/s/ Edward F. Bazemore
-------------------------------
Edward F. Bazemore

/s/ Steven A. McArthur
-------------------------------
Steven A. McArthur

















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



                             SECOND AMENDMENT TO THE
                             CALENERGY COMPANY, INC.
                               VOLUNTARY DEFERRED
                                COMPENSATION PLAN


         WHEREAS, Article IX of the CalEnergy Company, Inc. Voluntary Deferred Compensation Plan (the "Plan") authorizes the Plan Administrator to amend the Plan; and

         WHEREAS, the Plan Administrator has determined to amend the Plan to remove the requirement that a participant's account be distributed upon the occurrence of a Change in Control;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         Section 6.4 of the Plan is hereby deleted in its entirety.

         IN WITNESS WHEREOF, the Plan Administrator has caused this Amendment to be executed and effective as of March 14, 2000.


/s/ David L. Sokol
----------------------------
David L. Sokol